                                   EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                 Year Ended December 31,
                                                                 -----------------------
                                          1996            1997           1998          1999           2000
                                          ----            ----           ----          ----           ----

Basic earnings per share:

Net income (loss)                   $    363,458    $ (3,815,119)  $    804,399   $   648,571   $    521,814
Preferred stock dividends                (59,160)        (59,160)       (59,160)      (59,160)       (59,160)
                                    -------------   -------------  -------------  ------------  -------------
                                         304,298      (3,874,279)       745,239       589,411        462,654
                                    =============   =============  =============  ============  =============

Basic weighted average number
  of shares outstanding            (1)12,095,751   (1)12,056,641  (1)12,061,991 (1)12,061,991  (1)12,061,991
                                    =============   =============  =============  ============  =============

Basic earnings per share
   Income (loss) before
    discontinued operations         $        .03    $       (.24)  $        .06   $       .05   $        .04
  Discontinued operations                                   (.08)
                                    -------------   -------------  -------------  ------------  -------------
                                    $        .03    $       (.32)  $        .06   $       .05   $        .04
                                    =============   =============  =============  ============  =============

Diluted earnings per share:

Net income (loss)                   $    363,458    $ (3,815,119)  $    804,399   $   648,571   $    521,814
Preferred stock dividends                (59,160)        (59,160)       (59,160)      (59,160)       (59,160)
                                    -------------   -------------  -------------  ------------  -------------
                                         304,298      (3,874,279)       745,239       589,411   $    462,654
                                    =============   =============  =============  ============  =============

Diluted weighted average
   number of shares outstanding    (1)12,095,751   (1)12,056,641  (1)12,061,991  1)12,061,991  (1)12,061,991
                                    =============   =============  =============  ============  =============

Diluted earnings per share
   Income (loss) before
     discontinued operations        $        .03    $       (.24)  $        .06   $       .05   $        .04
  Discontinued operations                                   (.08)
                                    -------------   -------------  -------------  ------------  -------------
                                    $        .03    $       (.32)  $        .06   $       .05   $        .04
                                    =============   =============  =============  ============  =============



(1) See Note 1 to the financial statements